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Exhibit 10.29

MOLYCORP, INC.

MICP RESTRICTED STOCK UNITS AGREEMENT

        WHEREAS, [GRANTEE NAME] (the "Grantee") is an employee of Molycorp, Inc. or one of its Subsidiaries;

        WHEREAS, pursuant to the Molycorp, Inc. Amended and Restated Management Incentive Compensation Plan (the "MICP"), Grantee elected to convert a portion of his Cash Incentive Compensation (as defined in the MICP) with respect to the year beginning January 1, 20    into Restricted Stock Units (the "Converted RSUs");

        WHEREAS, pursuant to the MICP, the Company will provide an additional grant of Restricted Stock Units in an amount equal to 25% of the Converted RSUs (the "Matching RSUs");

        WHEREAS, the execution of a MICP Restricted Stock Units Agreement substantially in the form hereof along with any exhibits hereto (this "Agreement") to evidence the grant of the Converted RSUs and the Matching RSUs was authorized by a resolution of the Compensation Committee of the Board (the "Compensation Committee") that was duly adopted on                        , 20    (the "Date of Grant").

        NOW, THEREFORE, pursuant to the MICP and the Company's 2010 Equity and Performance Incentive Plan (collectively, the "Plan"), and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company has granted to Grantee, as of the Date of Grant, a number of Converted RSUs and Matching RSUs (collectively, the "RSUs"), as indicated on the attached Exhibit A.

        1.    Payment of RSUs.    The RSUs covered by this Agreement shall become payable to Grantee if they become nonforfeitable in accordance with Section 2, Section 3, or Section 4 hereof.

        2.    Vesting of RSUs.    Grantee's right to receive the shares of Common Stock subject to the Converted RSUs shall be nonforfeitable on the Date of Grant of such Converted RSUs, as indicated on Exhibit A. Subject to the terms and conditions of Sections 3, 4 and 5 hereof, Grantee's right to receive the shares of Common Stock subject to the Matching RSUs shall become nonforfeitable on the third anniversary of the Date of Grant of such Matching RSUs, as indicated on the attached Exhibit A, if (i) Grantee remains continuously employed by the Company or any of its Subsidiaries until such time or (ii) Grantee's employment with the Company or any Subsidiary is terminated during the three-year period following the Date of Grant by reason of Normal Retirement (as defined in the MICP) prior to such date.

        3.    Effect of Change of Control.    In the event a Change of Control (as defined in the MICP) occurs prior to the RSUs becoming nonforfeitable as provided in Section 2 above and while Grantee is an employee of the Company or any Subsidiary, the RSUs covered by this Agreement shall become nonforfeitable as provided in the MICP.

        4.    Effect of Termination Due to Death or Disability.    Notwithstanding Section 2 above, if Grantee dies or Grantee's employment is terminated because Grantee becomes Disabled (as defined in the MICP), the RSUs covered by this Agreement shall become nonforfeitable as provided in the MICP.

        5.    Forfeiture of Awards.    In the event that Grantee's employment shall terminate in a manner other than any specified in Sections 3 or 4 hereof, Grantee shall forfeit any RSUs that have not become nonforfeitable by such Grantee at the time of such termination.

        6.    Form and Time of Payment of RSUs.    Except as otherwise provided for in Section 9, payment for the RSUs shall be made in form of shares of Common Stock on the date elected pursuant to Grantee's election made pursuant to the MICP or on such earlier date or event set forth in Section 7(j) of the MICP.

        7.    Payment of Dividend Equivalents.    From and after the Date of Grant and until the earlier of (a) the time when the RSUs become nonforfeitable in accordance with Section 2, Section 3 or Section 4 hereof or (b) the time when Grantee's right to receive shares of Common Stock upon payment of RSUs is forfeited in accordance with Section 5 hereof, on the date that the Company pays a cash dividend (if any) to holders of shares of Common Stock generally, Grantee shall be entitled to dividend equivalents with respect to each outstanding RSU on the terms and conditions provided under Section 5(c) and Section 7(k) of the MICP.

        8.    RSUs Nontransferable.    Neither the RSUs granted hereby nor any interest therein or in the shares of Common Stock related thereto shall be transferable or assignable other than by will or the laws of descent and distribution prior to payment.

        9.    Adjustments.    The Board shall make any adjustments in the number of RSUs or other securities covered by this Agreement that the Board may determine to be equitably required to prevent any dilution or expansion of Grantee's rights under this Agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation involving the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (c) other transaction or event having an effect similar to any of those referred to in Section 9(a) or 9(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Board may provide in substitution of any or all of Grantee's rights under this Agreement such alternative consideration as the Board may determine in good faith to be equitable under the circumstances.

        10.    Compliance with Section 409A of the Code.    To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

        11.    Continuous Employment.    For purposes of this Agreement, the continuous employment of Grantee with the Company or any Subsidiary shall not be deemed to have been interrupted, and Grantee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of (a) the transfer of Grantee's employment among the Company and its Subsidiaries or (b) an approved leave of absence.

        12.    No Employment Contract.    The grant of the RSUs to Grantee does not constitute a commitment to make any future awards. The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give Grantee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or any Subsidiary to terminate the employment of Grantee.

        13.    Information.    Information about Grantee and Grantee's participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within Grantee's country or elsewhere, including the United States of America. Grantee consents to the processing of information relating to Grantee and Grantee's participation in the Plan in any one or more of the ways referred to above.

        14.    Relation to Plan.    This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan. The Board (or a committee of the Board) acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the RSUs. The interpretation and construction by the Compensation Committee of any provision of the Plan or this Agreement and any determination by the Compensation Committee pursuant to any provision of the Plan or this Agreement will be final and conclusive.

        15.    Amendments.    Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Grantee under this Agreement without Grantee's consent (provided, however, that Grantee's consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any regulations promulgated thereunder).

        16.    Severability.    If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

        17.    Compliance with Law.    The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the RSUs covered by this Agreement shall not be paid if the payment thereof would result in violation of any such law.

        18.    Successors and Assigns.    Without limiting Section 8 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.

        19.    Governing Law.    This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principles of conflict of laws thereof.

        Executed in the name and on behalf of the Company, as of the      day of                        , 20    .

MOLYCORP, INC.
By:
Name:
Title:

        The undersigned Grantee hereby acknowledges receipt of this Agreement and accepts the right to receive the RSUs or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions set forth in this Agreement and Exhibit A.

Grantee
Date:

 MOLYCORP, INC.

Exhibit A to the
Restricted Stock Units Agreement Dated                        , 20

        Molycorp, Inc. (the "Company") and                    (the "Grantee") hereby agree to the terms of this Exhibit A to the MICP Restricted Stock Units Agreement dated                        , 20    .

Date of Grant	Grant of RSUs
, 20 (1)	Converted RSUs
, 20	Matching RSUs

        Executed in the name and on behalf of the Company, as of the      day of                        , 20    .

MOLYCORP, INC.
By:
Name:
Title:

        The undersigned Grantee hereby acknowledges receipt of an executed original of this Exhibit A, and accepts the right to receive the RSUs or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions set forth in the Agreement and Exhibit A.

Grantee
Date:

(1)
Closing Price as of                        , 20    .

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  Exhibit 10.29
MOLYCORP, INC.
MICP RESTRICTED STOCK UNITS AGREEMENT
MOLYCORP, INC.
Exhibit A to the Restricted Stock Units Agreement Dated , 20